As filed with the Securities and Exchange Commission on March 25, 2013

Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (No. 333-150614)

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective

Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NEUROGESX, INC.

(Exact name of registrant as specified in its charter)

Delaware	94-3307935
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

999 Baker Street, Suite 200

San Mateo, California 94404

(650) 358-3300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ronald A. Martell

President, Chief Executive Officer and Director

NeurogesX, Inc.

999 Baker Street, Suite 200

San Mateo, California 94404

(650) 358-3300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael J. O’Donnell, Esq.

Gavin T. McCraley, Esq.

Morrison & Foerster LLP

755 Page Mill Road

Palo Alto, CA 94304-1018

(650) 813-5600

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-3 (Registration No. 333-150614) of NeurogesX, Inc., a Delaware corporation (the “Company”), which was originally filed with the Securities and Exchange Commission on May 2, 2008 (the “Registration Statement”). Pursuant to the Registration Statement, the Company registered for resale the sale of 5,227,183 shares (“Shares”) of the Company’s common stock, comprised of 4,020,910 shares of common stock and 1,206,273 shares of common stock underlying common stock purchase warrants.

This Post-Effective Amendment No.1 is being filed solely to deregister all of the Shares previously registered under the Registration Statement that remain unsold as of the date hereof and to terminate the effectiveness of the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California, on this 25th day of March, 2013.

NEUROGESX, INC.

By:	/S/ RONALD A. MARTELL
Ronald A. Martell, President, Chief Executive Officer and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities and on the dates indicated.

/S/ RONALD A. MARTELL Ronald A. Martell	President, Chief Executive Officer and Director (Principal Executive Officer)	March 25, 2013

/S/ STEPHEN F. GHIGLIERI Stephen F. Ghiglieri	Executive Vice President, Chief Operating Officer and Chief Financial Officer (Principal Financial and Accounting Executive)	March 25, 2013

/S/ GARY A. LYONS Gary A. Lyons	Executive Chairman	March 25, 2013

/S/ ANTHONY A. DITONNO Anthony A. DiTonno	Director	March 25, 2013

/S/ NEIL M. KURTZ Neil M. Kurtz	Director	March 25, 2013

/S/ ROBERT T. NELSEN Robert T. Nelsen	Director	March 25, 2013

/S/ BRADFORD S. GOODWIN Bradford S. Goodwin	Director	March 25, 2013

John A. Orwin	Director